UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

Maverick Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

Suite 700 – 220 Bay Street, Toronto, Ontario M5J 2W4
(Address of principal executive offices and Postal Code)

647-728-4134
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

Pursuant to a share transfer dated effective August 20, 2012, Energold Minerals Inc. (“Energold”) acquired 8,950,000 issued and outstanding shares of common stock of Maverick Minerals Corp. (“Maverick”) from Senergy Partners LLC (“Senergy”) in consideration of, among other things, Energold’s advancement of an unsecured loan of $150,000 to Maverick and payment of $1,000 to Senergy. Following closing of the share transfer, Energold presently holds 9,050,000 (or 70%) of the issued and outstanding shares of Maverick as of the date hereof.

Energold is a private corporation incorporated under the laws of Canada. John Kearney is the controlling shareholder of Energold. Maverick entered into a Option and Joint Venture Exploration Agreement dated June 8, 2012 with Energold Minerals Inc. pursuant to which Maverick has the option to obtain an interest in a group of mining claims situated in Thunder Bay, Ontario, Canada known as the Jarvis Island Property.

A Copy of the Share Transfer Agreement is attached as exhibit 10.1 to this current report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Share Transfer Agreement dated August 20, 2012 between Energold Minerals Inc and Senergy Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

“Robert Kinloch”
Robert Kinloch
President

Date: August 24, 2012